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                                                                    EXHIBIT 23.3




                        Consent of Independent Auditors


We consent to the incorporation by reference in Registration Statement Nos. 333-13281 and 333-87193 on Form S-8 of Cox Radio, Inc. of our report dated March 16, 2000, with respect to the consolidated financial statements of Marlin Broadcasting, Inc. as of and for the years ended December 31, 1999 and 1998 included in the Current Report on Form 8-K of Cox Radio, Inc., dated August 30, 1999 and filed April 19, 2000 with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

Hartford, Connecticut
April 19, 2000